SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 2, 2009

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

000-30469

04-3326704

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sturlugata 8, IS-101 Reykjavik, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.                       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 2, 2009, deCODE genetics, Inc. (“deCODE”) received a letter from the Nasdaq Listing Qualifications Panel (the “Panel”) stating that the listing of deCODE’s common stock will be transferred from the Nasdaq Global Market to the Nasdaq Capital Market, effective at the open of the trading session on Wednesday, February 4, 2009. deCODE’s common stock will continue to trade under the symbol DCGN.

As previously announced, deCODE has not been in compliance with Marketplace Rule 4450(b)(1)(A), requiring a minimum $50 million market value of listed securities for continued inclusion on the Nasdaq Global Market. The Panel’s determination follows deCODE’s hearing before the Panel on December 18, 2008. If deCODE cannot demonstrate compliance with all the requirements for continued listing on the Nasdaq Capital Market, including the $35 million market value of listed securities requirement, by April 29, 2009, its shares will be subject to immediate delisting.

A copy of the press release announcing deCODE’s receipt of the notification from the Nasdaq Stock Market is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release issued February 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: February 3, 2009